UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2008

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1201 Charleston Road
Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On February 20, 2008, the Board of Directors of Omnicell, Inc., a Delaware corporation (the “Company”), authorized a stock repurchase plan providing for the repurchase of up to $40 million of the Company’s common stock over the next 12 months. The timing, price and volume of repurchases will be based on market conditions, relevant securities laws and other factors. The stock repurchases may be made from time to time on the open market, in privately negotiated transactions or pursuant to a Rule 10b5-1 plan. The stock repurchase program does not obligate the Company to repurchase any specific number of shares, and the Company may terminate or suspend the repurchase program at any time.

The Company also announced that it expects 2008 earnings from operating income will be higher than previously estimated and expects the estimated return on cash investments to be reduced to an average of 3% as a result of recent Federal Reserve rate reductions, which will offset the increases in operating income.  After these adjusted estimates, the Company reaffirmed its previous 2008 earnings forecast of $0.85 to $0.88 per share, excluding stock compensation charges.

A copy of the Company’s press release announcing these matters is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Press Release entitled “Omnicell Announces Common Stock Repurchase Program; Reaffirms Earnings Forecast” issued on February 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: February 26, 2008	By:	/s/ Dan S. Johnston
Dan S. Johnston,
Vice President
and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release entitled “Omnicell Announces Common Stock Repurchase Program; Reaffirms Earnings Forecast” issued on February 25, 2008.